EXHIBIT 99.1


                          ANNUAL SERVICER'S CERTIFICATE
                            CSX TRANSPORTATION, INC.

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                       CSXT TRADE RECEIVABLES MASTER TRUST

          Issuer in respect of the CSXT Trade Receivables Master Trust
        6.00% Trade Receivables Participation Certificates, Series 1998-1
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     The undersigned,  a duly authorized  representative of CSX  Transportation,
Inc., as Servicer ("CSXT"), pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of October 27, 1993, as amended and supplemented, (the "Agreement") among CSX Trade Receivables Corporation, as Seller, CSX Transportation, Inc., as Servicer, and The Chase Manhattan Bank, formerly known as Chemical Bank, as Trustee, does hereby certify that:

          1. CSXT is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

          2. The undersigned is a Servicer Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

          3. A review of the activities of the Servicer during the fiscal year ended December 29, 2000, and of its performance under the Agreement was conducted under my supervision.

          4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year, and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

          5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the fiscal year ended December 29, 2000, which sets forth in detail (i) the nature of such default, (ii) the action taken by the  Servicer,  if any,  to remedy  each such  default  and
              (iii) the current status of each such default:   None.

          In WITNESS WHEREOF, the undersigned has duly executed this certificate this 26th day of February, 2001.


                                          CSX TRANSPORTATION, INC., Servicer


                                     By:  /s/  JAMES R. GLOVER
                                          --------------------
                                          James R. Glover
                                          Assistant Treasurer


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